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Exhibit 23.1

CONSENT OF GOLDSTEIN GOLUB KESSLER LLP, INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to inclusion in the registration statement on Amendment No. 2 to Form S-3 and the related prospectus for the registration of shares of common stock of 24/7 Real Media, Inc. of our report dated February 20, 2004, relating to the consolidated balance sheets of 24/7 Real Media, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2003, which report appears in the Annual Report on Form 10-K/A of 24/7 Real Media, Inc. and to the reference of our firm under the heading "Experts" in such registration statement.

/s/ Goldstein Golub Kessler LLP

New York, New York
March 24, 2004

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CONSENT OF GOLDSTEIN GOLUB KESSLER LLP, INDEPENDENT PUBLIC ACCOUNTANTS